UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

YAPPN CORP.
(Exact Name of Small Business Issuer as Specified in Charter)

Delaware	000-55082	27-3448069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Small Business Issuer’s telephone number, including area code:   (888) 859-4441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company,” “Yappn” refers to Yappn Corp., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2013, the Company purchased the Yappn assets from Intertainment Media, Inc. On March 28, 2013, as part of the assets purchased, the Company also assumed a technology services agreement with Ortsbo, a wholly-owned subsidiary of Intertainment Media, Inc.  On October 23, 2013, the Company and Ortsbo entered into an amendment to the Services Agreement dated March 21, 2013 for an exclusive license to use the Ortsbo property in exchange for 1,666,667 shares of common stock of the Company.   Pursuant to the terms and conditions of the amendment to the services agreement, the Company retained the first right of refusal to purchase the Ortsbo platform and all its assets and operations for a period of two years  as well as the right to purchase a copy of the source code only applicable to Yappn programs, the latter for consideration of Two Million Dollars which may be paid in cash or restricted shares of the Company's common stock at a per share price of $.15.

Mr. David Lucatch, (our Chief Executive Officer and a member of pour Board of Directors) is a member of the Board of Directors of Ortsbo USA, Inc. and Mr. Lucatch and Mr. Willer (a member of our Board of Directors are members of the Board of Directors on Intertainment Media, Inc., the parent company of Ortsbo. Craig McCannell also serves as Intertainment Media Inc.’s Chief Financial Officer and as our Chief Financial Officer.

On April 28, 2014, we exercised our right to purchase a copy of the source code for Ortsbo’s representational state transfer application programming interface as it relates to social media application for shares of our common stock as previously agreed. Consequently, we issued Ortsbo an aggregate of 15,000,000 shares of restricted common stock consisting of 13,333,333 shares of our restricted common stock for the source code and the 1,666,667 shares of our restricted common stock, pursuant to the March 21, 2013 amendment to the Services Agreement.

ITEM  3.02 – Unregistered Sale Of Equity Securities.

The information contained in Item 1.01 is hereby incorporated herein by reference.

The securities were issued in reliance on the exemptions for the issuance of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the recipient confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the recipient was provided with certain disclosure materials and all other information requested with respect to our Company; (d) the recipient acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2014

Yappn Corp.

By:	/s/ David Lucatch
David Lucatch Chief Executive Officer